UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2018

Autoliv, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-12933	51-0378542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Klarabergsviadukten 70, Section B, 7th Floor,

Box 70381,

SE-107 24, Stockholm, Sweden

(Address and Zip Code of principal executive offices)

+46 8 587 20 600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced on December 12, 2017, Autoliv, Inc. (“Autoliv”) decided to prepare for a spin-off of its Electronics business segment, creating a new, independent publicly traded company, named Veoneer, Inc. (“Veoneer”), during the third quarter of 2018 (the “Spin-Off”). The Spin-Off is subject to approval by Autoliv’s Board of Directors (the “Board”) of the final terms of the Spin-Off and market, regulatory and certain other conditions. The Spin-Off will be preceded by an internal reorganization of Autoliv’s corporate legal structure to align with its two business segments (the “Reorganization”), provided, however, that as of such date Veoneer will remain a wholly-owned subsidiary of Autoliv until the Spin-Off is completed. In preparation for the Spin-Off, on March 21, 2018, the Leadership Development and Compensation Committee of the Board and, with respect to Messrs. Carlson and Bratt, the Board approved certain changes to the roles of Autoliv’s named executive officers, as described below.

Effective as of the effective date of the Reorganization, Mr. Jan Carlson, Autoliv’s President and Chief Executive Officer, will assume the role of President and Chief Executive Officer of Veoneer (which will remain a wholly-owned subsidiary of Autoliv until the Spin-Off is completed). Effective as of the Spin-Off, Mr. Mikael Bratt, Autoliv’s current President, Passive Safety, will become President and CEO of Autoliv, and Mr. Lars Sjöbring, Autoliv’s current General Counsel, Group Vice President, Legal Affairs, will become General Counsel and Executive Vice President, Legal Affairs of Veoneer. Following the Spin-Off, Mr. Mats Backman will remain in his current position as Autoliv’s Chief Financial Officer and Group Vice President, Finance.

Interim Agreements. In connection with Mr. Carlson’s appointment as President and Chief Executive Officer of Veoneer, Mr. Carlson entered into an interim employment agreement with Veoneer and a supplement to his current employment agreement with Autoliv, pursuant to which he will provide services as President and Chief Executive Officer of Veoneer effective as of the Reorganization. Mr. Carlson’s current employment agreement and change-in-control severance agreement with Autoliv will remain in place and the terms and conditions thereof will govern Mr. Carlson’s employment with both Autoliv and Veoneer, with the exception of attributing payments of Mr. Carlson’s salary and other benefits between Autoliv and Veoneer based on time spent providing services to each entity. The foregoing description of Mr. Carlson’s interim employment agreement with Veoneer and supplement to his current employment agreement with Autoliv is only a summary and is qualified in its entirety by reference to the full text of the agreements, which will be filed as exhibits to the Registrant’s Quarterly Report on Form 10-Q for the period ending June 30, 2018.

New Employment and/or Change-in-Control Severance Agreements. As noted above, Messrs. Carlson and Sjöbring entered into new employment and change-in-control severance agreements with Veoneer, and Mr. Bratt entered into a new employment agreement with Autoliv, in each case effective as of the Spin-Off. Mr. Backman did not enter into a new employment agreement with Autoliv.

Mr. Carlson. Mr. Carlson entered into a new employment agreement and a new change-in-control severance agreement with Veoneer, effective as of the Spin-Off. Mr. Carlson’s employment agreement provides that he is entitled to an annual base salary of SEK 12,599,575 (approximately $1,534,000 USD). In addition to base salary, Mr. Carlson will be entitled to a vacation supplement in accordance with Swedish law. Mr. Carlson will have an opportunity to participate in Veoneer’s bonus plan for executive officers, with an initial target cash bonus of seventy-five percent (75%) of his base salary, and he will be eligible to receive equity grants under Veoneer’s stock incentive plan. Veoneer will provide Mr. Carlson with a company car and reimbursement for maintenance costs. In addition, Veoneer will pay pension premiums for defined contribution pension insurance in Sweden, with an amount equal to forty-eight percent (48%) of his base salary. Swedish krona (SEK) have been converted into U.S. dollars at the exchange rate in effect on March 26, 2018 of SEK 8.2112 to $1.00 USD.

Mr. Carlson’s employment agreement also provides that he is eligible to receive a $6,000,000 retention bonus payable in lieu of his right to severance upon terminating his employment with Autoliv at the time of the Spin-Off, and recognizes the critical importance of his continued service and leadership during the formation of Veoneer. The retention bonus will be paid in three equal installments in each of July 2019, 2020, and 2021, provided that he remains employed by Veoneer on each such date. Fifty percent (50%) of the retention bonus will be paid annually at the time of vesting in a fixed cash amount ($1,000,000 annually), and fifty percent (50%) will be denominated in Veoneer restricted stock units on the effective date of the Spin-Off and paid annually in one-third installments in cash. In the event that prior to July 1, 2021, Mr. Carlson is given notice of termination by Veoneer for reasons other than “cause” or “disability,” or Mr. Carlson gives notice of termination for reasons that constitute “good reason” (as such terms are defined in the employment agreement) all retention payments made to date will be deducted from any payments to Mr. Carlson due under the employment agreement following the date of notice. Any unvested portion of the retention bonus on the date of notice will be forfeited. If Mr. Carlson gives notice of termination and resigns or gives notice of his retirement prior to July 1, 2021, any unvested portion of the retention bonus on the date of notice also will be forfeited.

Mr. Carlson’s employment agreement may be terminated by Veoneer at any time with or without cause or by Mr. Carlson with or without good reason. The employment agreement requires that Veoneer provide written notice of termination to Mr. Carlson not less than eighteen (18) calendar months prior to the date of termination (except in the case of a “for cause” termination, in which case his termination would be effective immediately), and Mr. Carlson must give Veoneer written notice of termination of his employment not less than twelve (12) calendar months prior to such date of termination. Depending on the reason for the termination, Mr. Carlson will be entitled to certain severance benefits. If Mr. Carlson’s employment is terminated by Veoneer other than for cause or if he resigns for good reason, then, in addition to receiving salary and benefits during the requisite notice period, he will be entitled to a lump sum severance payment that is identical to the severance payment provided in his current employment agreement with Autoliv (as described in Autoliv’s definitive proxy statement filed with the Securities and Exchange Commission on March 24, 2017, which description is incorporated herein by reference). If Mr. Carlson dies, if Veoneer terminates Mr. Carlson’s employment for cause or if he retires or resigns without good reason, then the agreement will terminate without further obligations to the executive (other than payments and benefits due to Mr. Carlson during the requisite notice period), provided that if Mr. Carlson dies or is given notice of termination by Veoneer by reason of his disability, the remaining unpaid retention amounts will be accelerated and paid in a single lump sum to Mr. Carlson or his estate, as applicable.

Mr. Carlson’s employment agreement with Veoneer includes the same provision regarding non-competition following his termination of employment as is included in his current employment agreement with Autoliv (as described in Autoliv’s definitive proxy statement filed with the Securities and Exchange Commission on March 24, 2017, which description is incorporated herein by reference).

Mr. Carlson’s change-in-control severance agreement with Veoneer provides that if Mr. Carlson’s employment is terminated by Veoneer other than for “cause” or death, or if Mr. Carlson resigns for “good reason”, or if Veoneer terminates Mr. Carlson’s employment by reason of “disability” (as such terms are defined in the agreement), in each case within two years following a “change in control” of Veoneer (as defined in the agreement), then Mr. Carlson will receive a lump sum severance payment substantially similar to the severance payment provided in his current change-in-control severance agreement with Autoliv (as described in Autoliv’s definitive proxy statement filed with the Securities and Exchange Commission on March 24, 2017, which description is incorporated herein by reference). The severance payment under the change-in-control severance payment would be in lieu of the salary and benefits payable pursuant to Mr. Carlson’s employment agreement during the requisite notice period and the severance benefits that would otherwise be payable under Mr. Carlson’s employment agreement.

Mr. Sjöbring. Mr. Sjöbring entered into a new employment agreement and a new change-in-control severance agreement with Veoneer, effective as of the Spin-Off. Mr. Sjöbring’s employment agreement provides that he is entitled to an annual base salary of $705,042. Mr. Sjöbring will have an opportunity to participate in Veoneer’s bonus plan for executive officers, with an initial target cash bonus of thirty-five percent (35%) of his base salary, and he will be eligible to receive equity grants under Veoneer’s stock incentive plan. Veoneer will provide Mr. Sjöbring with a company car (or a car allowance) and reimbursement for maintenance costs. During his employment, Mr. Sjöbring will be eligible to participate in any non-qualified deferred compensation plan and/or qualified retirement plans and any additional welfare benefit plans, practices, policies and programs provided by Veoneer to similarly-situated executives. Veoneer will make additional contributions to a non-qualified deferred compensation plan equivalent to an amount such that the total value of all matches and contributions by Veoneer to the U.S. savings plans will be equivalent to thirty-five percent (35%) of Mr. Sjöbring’s base salary.

The retention bonus which Mr. Sjöbring was eligible to receive pursuant to his existing employment agreement with Autoliv will be preserved in the new employment agreement with Veoneer. Consistent with the terms of his existing employment agreement with Autoliv, Mr. Sjöbring is eligible to receive this $1,000,000 retention bonus within 30 days following the earlier to occur of (i) November 16, 2018, provided that he remains employed by Veoneer on such date, or (ii) the date that his employment with Veoneer is terminated by reason of his death, disability, or by Veoneer without “cause”, or by Mr. Sjöbring for “good reason” (as such terms are defined in the new employment agreement).

Mr. Sjöbring’s employment agreement may be terminated by Veoneer at any time with or without cause or by Mr. Sjöbring with or without good reason. The employment agreement requires that Veoneer provide written notice of termination to Mr. Sjöbring not less than six (6) calendar months prior to the date of termination (except in the case of a “for cause” termination, in which case his termination would be effective immediately), and Mr. Sjöbring must give Veoneer written notice of termination of his employment not less than six (6) calendar months prior to such date of termination. Depending on the reason for the termination, Mr. Sjöbring will be entitled to certain severance benefits. If Mr. Sjöbring’s employment is terminated by Veoneer other than for cause or if he resigns for good reason, then, in addition to receiving salary and benefits during the requisite notice period, he will be entitled to a lump sum severance payment substantially similar to the severance payment provided in his current employment agreement with Autoliv (as described in Autoliv’s definitive proxy statement filed with the Securities and Exchange Commission on March 24, 2017, which description is incorporated herein by reference). If Mr. Sjöbring dies, if Veoneer terminates Mr. Sjöbring’s employment for cause or if he retires or resigns without good reason, then the agreement will terminate without further obligations to the executive (other than payments and benefits due to Mr. Sjöbring during the requisite notice period).

Mr. Sjöbring’s employment agreement with Veoneer includes the same provision regarding non-competition following his termination of employment as is included in his current employment agreement with Autoliv (as described in Autoliv’s definitive proxy statement filed with the Securities and Exchange Commission on March 24, 2017, which description is incorporated herein by reference).

Mr. Sjöbring’s change-in-control severance agreement with Veoneer provides that if Mr. Sjöbring’s employment is terminated by Veoneer other than for “cause” or death, or if Mr. Sjöbring resigns for “good reason”, or if Veoneer terminates Mr. Sjöbring’s employment by reason of “disability” (as such terms are defined in the agreement), in each case within two years following a “change in control” of Veoneer (as defined in the agreement), then Mr. Sjöbring will receive a lump sum severance payment equal to 1.5 times the sum of (a) his then-current annual salary (or if higher, the salary in effect immediately prior to the first event or circumstances which constitutes good reason); (b) (i) the average of the annual cash bonuses earned in the two fiscal years prior to the date of termination, (ii) if two fiscal years have not elapsed prior to the date of termination, the annual cash bonus earned in the fiscal year prior to termination, (iii) if a full fiscal year has not elapsed prior to the date of termination, his target annual cash bonus, or (iv) provided that it results in a higher bonus than the amount payable under (i) through (iii), the bonus payable for the fiscal year immediately prior to the first occurrence of an event or circumstance constituting good reason; (c) the taxable value of the benefit of a company car; and (d) the value of any defined contribution plan benefits to which Mr. Sjöbring would have been entitled to if he remained in service for one year following termination. The severance payment under the change-in-control severance payment would be in lieu of the salary and benefits payable pursuant to Mr. Sjöbring’s employment agreement during the requisite notice period and the severance benefits that would otherwise be payable under Mr. Sjöbring’s employment agreement.

The foregoing description of Messrs. Carlson’s and Sjöbring’s agreements with Veoneer is only a summary and is qualified in its entirety by reference to the full text of the agreements, which will be filed as exhibits to Veoneer’s Registration Statement on Form 10.

Mr. Bratt. Mr. Bratt entered into a new employment agreement with Autoliv, effective as of the Spin-Off. Mr. Bratt’s employment agreement provides that he is entitled to an annual base salary of SEK 9,000,000 (approximately $1,096,000 USD). In addition to base salary, Mr. Bratt will be entitled to a vacation supplement in accordance with Swedish law. Mr. Bratt will have an opportunity to participate in Autoliv’s bonus plan for executive officers, with an initial target cash bonus of fifty percent (50%) of his base salary. He will be eligible to receive equity grants under Autoliv’s Amended and Restated 1997 Stock Incentive Plan, or any successor plan. Autoliv will provide Mr. Bratt with a company car and reimbursement for maintenance costs. In addition, Autoliv will pay pension premiums for defined contribution pension insurance in Sweden, with an amount equal to forty percent (40%) of his base salary. Swedish krona (SEK) have been converted into U.S. dollars at the exchange rate in effect on March 26, 2018 of SEK 8.2112 to $1.00 USD.

Mr. Bratt’s employment agreement may be terminated by Autoliv at any time with or without “cause” or by Mr. Bratt with or without “good reason” (as such terms are defined in the employment agreement). The employment agreement requires that Autoliv provide written notice of termination to Mr. Bratt not less than twelve (12) calendar months prior to the date of termination (except in the case of a “for cause” termination, in which case his termination would be effective immediately), and Mr. Bratt must give Autoliv written notice of termination of his employment not less than twelve (12) calendar months prior to such date of termination. Depending on the reason for the termination, Mr. Bratt will be entitled to certain severance benefits. If Mr. Bratt’s employment is terminated by Autoliv other than for cause or if he resigns for good reason, then, in addition to receiving salary and benefits during the requisite notice period, he will be entitled to a lump sum severance payment substantially similar to the severance payment provided in his current employment agreement with Autoliv (as described in Autoliv’s definitive proxy statement filed with the Securities and Exchange Commission on March 24, 2017, which description is incorporated herein by reference). If Mr. Bratt dies, if Autoliv terminates Mr. Bratt’s employment for cause or if he retires or resigns without good reason, then the agreement will terminate without further obligations to the executive (other than payments and benefits due to Mr. Bratt during the requisite notice period).

Mr. Bratt’s employment agreement with Autoliv includes the same provision regarding non-competition following his termination of employment as is included in his current employment agreement with Autoliv (as described in Autoliv’s definitive proxy statement filed with the Securities and Exchange Commission on March 24, 2017, which description is incorporated herein by reference).

The foregoing description of Mr. Bratt’s employment agreement with Autoliv is only a summary and is qualified in its entirety by reference to the full text of the agreement, which will be filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the period ending September 30, 2018.

Separation Agreement with Mr. Fredin. Effective as of the Reorganization, Steve Fredin will no longer serve as Autoliv’s Chief Technology Officer. Following the Reorganization, Mr. Fredin will continue as a member of Autoliv’s Executive Management Team and serve as Group Vice President, Business Development and Spin-Off Project Lead. Following the Spin-Off, Mr. Fredin will support both Autoliv and, through certain transition services agreements, Veoneer until the end of 2018. In addition, Autoliv and Mr. Fredin entered into a separation agreement effective September 1, 2018, pursuant to which Mr. Fredin will cease providing services to Autoliv as of January 1, 2019. Pursuant to the requisite notice period provided in his employment agreement with Autoliv, Mr. Fredin will continue to receive his salary and benefits through March 1, 2020. Mr. Fredin will receive his short-term cash incentive award for 2018, and he will receive a lump sum cash severance payment equal to the sum of (i) his current annual salary, (ii) the average of the annual bonuses received for the two most recent fiscal years, or, if higher, the annual bonus for the fiscal year immediately prior to the year of termination, (iii) the annual taxable value of the benefit of a company car, and (iv) the value of any defined contribution plan benefits to which Mr. Fredin would have been entitled to if he remained in service for one year following termination, payable within one month following March 1, 2020. Mr. Fredin will be subject to the 12-month non-competition covenant provided in his employment agreement, and Autoliv will pay Mr. Fredin the compensation provided in Section 14 of his employment as consideration for such covenant (as described in Autoliv’s definitive proxy statement filed with the Securities and Exchange Commission on March 24, 2017, which description is incorporated herein by reference).

The foregoing description of the separation agreement with Mr. Fredin is only a summary and is qualified in its entirety by reference to the full text of the agreement, a copy of which will be filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the period ending June 30, 2018.

A copy of the press release announcing certain of the above-described appointments is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) EXHIBITS

99.1	Press Release of Autoliv, Inc. dated March 22, 2018.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Autoliv, Inc. dated March 22, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOLIV, INC.
By:	/s/ Jan Carlson
Name:	Jan Carlson
Title:	President and Chief Executive Officer

Date: March 26, 2018